                                                                    EXHIBIT 12.2

                           LIN TELEVISION CORPORATION

      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)


                                                                                               LIN TELEVISION CORPORATION
                                                                 ------------------------------------------------------------
                                                                   NINE MONTHS ENDED
                                                                      SEPTEMBER 30               YEAR ENDED DECEMBER 31
                                                                 --------------------     -----------------------------------
                                                                   2003        2002        2002          2001          2000
                                                                 --------    --------     --------     --------      --------
    Income (loss) from continuing operations before
     provision for (benefit from) income taxes,
    extraordinary item, cumulative effect of change
    in accounting principle and distributed income of
    equity investees                                             $ (2,722)   $ 24,455     $ 48,476     $(48,599)     $ (7,686)
                                                                 ========    ========     ========     ========      ========
    Fixed charges:

         Interest expense, including amortization of
         deferred financing costs and discounts                    41,092      41,807       54,503       64,124        67,126

         Portion of rental expense representing a
         reasonable approximation of the interest
         factor on operating leases                                   369         358          461          445           396
                                                                 --------    --------     --------     --------      --------
             Total fixed charges                                 $ 41,461    $ 42,165     $ 54,964     $ 64,569      $ 67,522
                                                                 ========    ========     ========     ========      ========
    Income (loss) from continuing operations before
    provision for (benefit from) income taxes,
    extraordinary item, cumulative effect of
    change in accounting principle, distributed
    income of equity investees and fixed charges                 $ 38,739    $ 66,620     $103,440     $ 15,970      $ 59,836
                                                                 ========    ========     ========     ========      ========
    Ratio of earnings to fixed charges                                 (1)       1.6x         1.9x           (1)           (1)
                                                                 ========    ========     ========     ========      ========


                                                                   LIN TELEVISION CORPORATION        PREDECESSOR
                                                               ---------------------------------  -----------------
                                                                                 PERIOD FROM
                                                                                  MARCH 3 -         PERIOD FROM
                                                                                  DECEMBER 31,      JANUARY 1 -

                                                                   1999              1998          MARCH 2, 1998
                                                                ------------   -----------------  -----------------
    Income (loss) from continuing operations before
     provision for (benefit from) income taxes,
    extraordinary item, cumulative effect of change
    in accounting principle and distributed income of
    equity investees                                              $(13,691)         $(12,912)          $  966
                                                                  ========          ========           ======
    Fixed charges:

         Interest expense, including amortization of
         deferred financing costs and discounts                     45,315            35,577            2,764

         Portion of rental expense representing a
         reasonable approximation of the interest
         factor on operating leases                                    329               367               33
                                                                  --------          --------           ------
             Total fixed charges                                  $ 45,644          $ 35,944           $2,797
                                                                  ========          ========           ======
    Income (loss) from continuing operations before
    provision for (benefit from) income taxes,
    extraordinary item, cumulative effect of
    change in accounting principle, distributed
    income of equity investees and fixed charges                  $ 31,953          $ 23,032           $3,763
                                                                  ========          ========           ======
    Ratio of earnings to fixed charges                                  (1)               (1)            1.3x
                                                                  ========          ========           ======



(1) LIN Television earnings were insufficient to cover fixed charges by $2.7 million for the nine month period ended September 30, 2003, $48.6 million, $7.7 million and $13.7 million for the fiscal years ended December 31, 2001, 2000 and 1999, respectively, and $12.9 million for the period from March 3, 1998 to December 31, 1998.